UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §14a-12

SOW GOOD INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION DATED November 10, 2026

SOW GOOD INC.
433 Broadway, Unit 216
New York, NY 10013
Tel: (908) 693-9488

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 17, 2026

To the Stockholders of Sow Good Inc.:

On behalf of the Board of Directors, I cordially invite you to attend the 2026 Annual Meeting (the “Annual Meeting”) of Stockholders of Sow Good Inc. (the “Company”), to be held on December 17, 2026 at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SOWG2026 and entering the control number found on your proxy card or voting instruction form.

The purpose of the Annual Meeting is to vote to:

●	elect the five director nominees listed in the accompanying proxy statement (this “Proxy Statement”), each to serve until the next annual meeting of the stockholders of the Company or until their successors are elected;

●	ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

●	approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as reported in the accompanying Proxy Statement;

●	approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-2 and not more than 1-for-99, with the exact ratio to be set at a number within this range as determined by the Company’s board of directors in its sole discretion without further approval or authorization of the Company’s stockholders; and

●	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on October 27, 2026, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your vote promptly. Stockholders of record may vote over the Internet, as well as by telephone or mail.

Please review the instructions on the proxy card or voting instruction form regarding each of the voting options.

By order of the Board of Directors,

/s/ Yisroel Goldberg
Yisroel Goldberg
Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer
November [20], 2026

The proxy materials relating to the Annual Meeting will first be made available on or about November [20], 2026.

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION DATED November 10, 2026

SOW GOOD INC.

433 Broadway, Unit 216

New York, NY 10013

Tel: (908) 693-9488

2026 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Sow Good Inc. (“Sow Good,” the “Company,” “we” or “us”) is making this Proxy Statement (this “Proxy Statement”) available to you in connection with the solicitation of proxies for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on December 17, 2026 at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/SOWG2026. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting.

At the Annual Meeting, our stockholders will vote to:

1.	elect the five director nominees listed herein, each to serve until the next annual meeting of the stockholders of the Company or until their successors are elected;

2.	ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as reported in this Proxy Statement;

4.	approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-2 and not more than 1-for-99, with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion without further approval or authorization of the Company’s stockholders; and

5.	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 27, 2026 (the “Record Date”) may vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. STOCKHOLDERS OF RECORD MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods above, you authorize each of Yisroel Goldberg and David Natan, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of the Board of Directors. We are making this Proxy Statement, our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and a proxy card available to stockholders for the first time on or about November [20], 2026.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting, to be held on December 17, 2026, and at any postponements or adjournments of the Annual Meeting. All shareholders who find it convenient to do so are cordially invited to attend the virtual Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card or voting instruction form provided by your bank, broker, or nominee or follow the instructions specified in your proxy card or voting instruction form to vote by telephone or via the internet.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SOWG2026. You are entitled to participate in the Annual Meeting if you were a stockholder of record or beneficial owner as of the close of business on October 27, 2026, the Record Date.

To be admitted to the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/SOWG2026 using the 16-digit control number on your proxy card, voting instruction form or the instructions that accompanied your proxy materials for the Annual Meeting. If you hold your shares in street name, you may contact the bank, broker, or other nominee where you hold your account if you have questions about obtaining your control number. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting. We recommend you carefully review the procedures needed to gain admission in advance.

Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time.

Stockholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the company through Broadridge Financial Solutions, Inc. Technical support information is provided on the login page for all shareholders beginning 15 minutes prior to the start of the Annual Meeting. If you have difficulties accessing the virtual Annual Meeting during sign-in or during the meeting, please call the technical support number listed on the Annual Meeting login page.

Stockholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/SOWG2026.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting, and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real time via the Annual Meeting website, limiting questions to one per stockholder unless time otherwise permits.

How do I vote my shares without attending the Annual Meeting?

Stockholders of record. You may vote by granting a proxy in the following ways:

●	By Internet: go to www.proxyvote.com and follow the on-screen instructions. You will need the proxy card or voting instruction form in order to vote by Internet.

●	By Telephone: use any touch-tone telephone and call 1-800-690-6903. You will need the proxy card or voting instruction form in order to vote by telephone.

●	By Mail: request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

Stockholders with shares held in street name. You may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet voting facilities will close at 11:59 p.m., Eastern Time, on December 16, 2026 for the voting of shares held by stockholders of record or held in street name.

Telephone voting facilities will close at 11:59 p.m., Eastern Time, on December 16, 2026, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record must be received no later than 5:30 p.m., Eastern Time, on December 16, 2026.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are four proposals scheduled to be voted on:

●	Proposal 1: Election of five director nominees listed herein, each to serve until the next annual meeting of the stockholders of the Company or until their successors are elected (the “Nominee Proposal”);

●	Proposal 2: Ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Ratification Proposal”);

●	Proposal 3: Approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers as reported in this Proxy Statement (the “Say-on-Pay Proposal”); and

●	Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-2 and not more than 1-for-99, with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”).

Members of our management team and representatives of Urish Popeck & Co., LLC are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement if so desired and are expected to be available to respond to appropriate questions.

Who is entitled to vote?

The only class of stock entitled to vote in connection with the Annual Meeting is the Company’s common stock. Only stockholders of record of the Company’s common stock at the close of business on October 27, 2026, the Record Date, may vote in connection with the Annual Meeting. Each holder of common stock on the Record Date is entitled to one vote for each share held by such holder. On the Record Date, there were 41,166,235 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a record holder and holding shares of common stock in street name?

A record holder holds shares in its name through the Company’s transfer agent, Endeavor Trust Corporation (the “Transfer Agent”). A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

Am I entitled to vote if my shares are held in street name?

If your shares are held in street name, the proxy materials will be forwarded to you by your bank, broker or other nominee, along with a voting instruction form. You may vote by directing your bank, broker or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under applicable rules, if you do not give instructions to your bank, broker or other nominee, it may vote on matters that are considered “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. The Ratification Proposal and the Reverse Stock Split Proposal are routine matters, but the Nominee Proposal and the Say-on-Pay Proposal are considered to be non-routine matters, so your bank, broker or other nominee cannot vote your shares on the Nominee Proposal and the Say-on-Pay Proposal unless you provide voting instructions for such matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter resulting in a “broker non-vote.”

How many shares must be present to hold the Annual Meeting?

In order for the Company to conduct the Annual Meeting, the holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are counted as present in person or represented by proxy for purposes of determining a quorum.

What does it mean if I receive more than one proxy card or voting instruction form?

Receiving more than one proxy card or voting instruction form generally means that you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card and voting instruction form, or, if you vote by Internet or telephone, vote once for each proxy card or voting instruction form that you receive.

Can I revoke my proxy or change my vote after I submit my proxy?

Yes, you may revoke or change your vote after submitting your proxy card or voting by Internet or telephone.

Whether you have voted by Internet, telephone or mail, you may revoke your proxy or change your vote at any time before it is actually voted. A record holder may revoke their or its proxy by:

●	signing and delivering another proxy with a later date that is received no later than 5:30 p.m., Eastern Time, on December 16, 2026;

●	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on December 16, 2026;

●	sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than 5:30 p.m., Eastern Time, on December 16, 2026; or

●	voting at the Annual Meeting.

Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Who will count the votes?

Broadridge Financial Solutions, Inc. will tabulate and certify the votes. A representative of Broadridge Financial Solutions, Inc. may serve as an inspector of election.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Plurality of the votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact
Proposal 2 – Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact
Proposal 3 – Say on Pay Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact
Proposal 4 – Reverse Stock Split Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact

(1)	If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the persons named in the form of proxy card (the “proxy holders”) who you have authorized to represent you and vote your shares at the Annual Meeting will vote your shares in accordance with their best judgment.

Who will pay for the cost of the proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners (i.e., shares held in street name) and will be reimbursed for their reasonable expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

Under our Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), at each annual meeting of stockholders, the directors elected to succeed those whose terms then expire shall hold office until the next succeeding annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

Directors are elected by a plurality of the votes cast for the election of each director at the Annual Meeting. Under the Corporate Governance Guidelines established by the Board (the “Corporate Governance Guidelines”), if the number of shares voted “against” or “withheld” exceeds 50% of the number of votes cast with respect to a director’s election, such director must promptly tender his or her resignation.

The Board currently consists of five directors: Yisroel Goldberg, Binyomin Posen, Joseph Labkowski, Jack Wortzman and David Natan. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has considered and nominated each of Messrs. Goldberg, Posen, Labkowski, Wortzman and Natan, for a term expiring at the Company’s 2027 annual meeting of stockholders.

It is intended that the proxies delivered pursuant to this solicitation will be voted by the proxy holders in favor of the election of Messrs. Goldberg, Posen, Labkowski, Wortzman and Natan, except where proxies bear contrary instructions. In the event that any of Messrs. Goldberg, Posen, Labkowski, Wortzman or Natan should become unavailable for election due to any presently unforeseen reason, the proxy holders will have the right to use their discretion to vote for a substitute or substitutes.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the offices held and other business directorships of each director nominee. Information regarding each nominee’s beneficial ownership of equity securities is shown under “Security Ownership of Certain Beneficial Owners and Management” below. Each of the nominees listed below has agreed to stand for election and has indicated he is willing to serve as a member of the Board. There are no family relationships among our directors, director nominees and executive officers that are required to be disclosed. Ages set forth below are as of December 17, 2026.

Yisroel Goldberg, 43, has served as our Chairman of the Board since November 10, 2026, Chief Executive Officer and Chief Financial Officer and a director since March 31, 2026, and Chief Commercial Officer since February 13, 2026. Mr. Goldberg is a real estate asset manager and fiduciary with over 15 years of hands-on experience driving performance across portfolio operations, value-add execution, and financial discipline. He is the asset manager at YSG Capital since 2020, where he oversees the day-to-day management of a multi-state U.S. portfolio consisting of residential apartment communities and land development projects. He is responsible for overall operating performance, including leasing strategy, expense control, staffing, capital improvements, and asset-level reporting. Previously, Mr. Goldberg served as asset manager at Braham Capital between 2011 and 2020. Between 2013 and 2017, Mr. Goldberg was property manager at Park Management, where he managed a portfolio of HUD and Mitchell-Lama affordable housing units. Mr. Goldberg received a B.S. degree in business, with primary emphasis on accounting from Excelsior College and holds a Certificate of Accounting from Daemen College.

We believe that Mr. Goldberg is qualified to serve as a member of the Board because of his extensive operational management and leadership experience.

Binyomin Posen, 35, has served as a director on the Board of Sow Good Inc. since March 31, 2026. Mr. Posen is a capital markets executive with over a decade of experience advising and leading public companies, particularly in the small-cap and venture sectors. He has served as chief executive officer and/or director of multiple reporting issuers, including Trio Gold Corp. (director, chief executive officer and chief financial officer) since April 2026, NuRan Wireless Inc. (director) since October 2020, Rhelion Life Sciences Corp. (formerly Red Light Holland Corp.) (director) since March 2019, i3 Interactive Inc. (director) since December 2018, Street Capital Inc. (director) since 2018, Waraba Gold Limited (director and audit committee chair) from April 2021 to October 2026, High Tide Inc. between July 2019 and November 2020, and other TSX Venture Exchange and CSE-listed companies, where he has been actively involved in restructurings, reverse take-over transactions and change-of-business processes. Mr. Posen is also a senior analyst with Plaza Capital Limited, since December 2017, focusing on corporate finance and capital markets transactions for emerging growth companies.

We believe that Mr. Posen is qualified to serve as a member of the Board because of his corporate finance and capital markets experience.

Joseph Labkowski, 47, has served as a director on the Board of Sow Good Inc. since March 31, 2026. He is a non-profit chief executive with over 20 years of experience in strategy, operations, and stakeholder management. Since 2004, he has served as Executive Director of the Chabad Jewish Center of Cape Coral, effectively functioning as its chief executive officer and overseeing budgeting, financial stewardship, staff and volunteer management, vendor and contractor oversight, and day-to-day operations. He has led multiple capital projects from concept through completion, including the planning, fundraising, and construction of a modern community center, initiatives that required long-range planning, disciplined budget control, coordination with local authorities, and continuous engagement with donors and other stakeholders. In this role, Mr. Labkowski works closely with boards, advisors, and public officials, regularly reporting on performance, risk, and policy implementation, and is known for clear communication and an ability to align diverse interests. Mr. Labkowski serves as a director of Nuran Wireless Inc. and also serves as a director of several companies listed with the Canadian Securities Exchange. He brings governance experience, stakeholder and community-relations skills, and oversight of long-term, capital-intensive projects, providing a complementary perspective to financially and technically focused directors on a public-company board.

We believe that Mr. Labkowski is qualified to serve as a member of the Board because of his operations, project management, stakeholder relations and executive experience.

Jack Wortzman, 77, has served as a director on the Board of Sow Good Inc. since March 31, 2026. Mr. Wortzman played an integral role with respect to the final engineering components of the Industrial and Manufacturing Department of the Oakville Assembly Plant of Ford of Canada between August 1972 and April 1990. In this role, Mr. Wortzman led initiatives that generated measurable efficiency improvements and delivered higher quality products, including through the installation and use of robotic technology. He also held a leadership role in the design and implementation of a workload distribution and cost allocation methodology for the installation and servicing of Heating, Ventilation, and Air Conditioning (HVAC) at Enbridge Inc. and Direct Energy between December 1999 and December 2012. Mr. Wortzman serves as a director of Frontier Nuclear and Minerals Inc. and also serves as a director of several other companies. Mr. Wortzman holds a degree from Ryerson University in Cost Accounting.

We believe that Mr. Wortzman is qualified to serve as a member of the Board because of his accounting and leadership experience.

David Natan,73, has served as a director on the Board of Sow Good Inc. since December 31, 2025. Since 2007, he has served as President and Chief Executive Officer of Natan & Associates, LLC, a consulting firm offering chief financial officer services to public and private companies in a variety of industries, both domestically and internationally. From 2010 to May 2020, Mr. Natan served as Chief Executive Officer of Forcefield Energy, Inc., a company focused on the solar industry and LED lighting products. From February 2002 to November 2007, Mr. Natan served as Executive Vice President of Reporting and Chief Financial Officer of PharmaNet Development Group, Inc., a drug development services and clinical trials company, and, from June 1995 to February 2002, as Chief Financial Officer and Vice President of Global Technovations, Inc., a manufacturer and marketer of oil analysis instruments and speakers and speaker components. Before that, Mr. Natan served in various roles with increasing responsibility at Deloitte & Touche LLP, a global accounting and consulting firm.

Mr. Natan has served as a member of the Board of Directors and Chair of the Audit Committee of Sunshine Biopharma, Inc. (Nasdaq: SBFM), a pharmaceutical and nutritional supplement company since February 2022. Since January 2026, he has served as a member of the Board of Directors and Audit Committee Chair of Indaptus Therapeutics, Inc. (NASDAQ: INDP), a clinical-stage biotech company, and since April 2026 he has served as a member of the Board of Directors and Audit Committee Chair of Quantum Cyber Inc. an autonomous defense technology company (NASDAQ: QUCY). Additionally, Mr. Natan has served on the Board of Directors and as Compensation Committee Chair and a member of the Audit Committee of Aterian Inc., a consumer products company (NASDAQ: ATER), since May 2026.

The Board considered Mr. Natan’s simultaneous service on the audit committees of Sunshine Biopharma, Inc., Indaptus Therapeutics, Inc., Quantum Cyber Inc. and Aterian Inc. and determined that such service does not impair his ability to serve effectively on the Audit Committee.

Previously, Mr. Natan has served as a director for the following public companies: Global Technovations, ForceField Energy, Black Titan (Nasdaq: BTTC) (formerly Titan Pharmaceuticals, Inc.), FiEE, Inc. (Nasdaq: FIEE), Vivakor Inc. (Nasdaq: VIVK), NetBrands Corp. (OTC: NBND), OpGen Inc. (OTC: OPGN), and Bio Green Med Solutions (Nasdaq: BGMS) (formerly Cyclacel Pharmaceuticals, Inc.).

Mr. Natan is a CPA (inactive), holds a B.A. in Economics from Boston University, and was appointed to Omicron Delta Epsilon, an international honor society in the field of Economics

We believe that Mr. Natan is qualified to serve as a member of the Board because of his accounting, finance, public company and executive experience.

Directors are elected by a plurality of the votes cast for the election of each director at the Annual Meeting. Abstentions and broker non-votes will not be counted in determining the outcome of the election of directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview

The Company’s business and affairs are managed under the direction of the Board. The Company currently has five directors, who are elected annually. The current directors will continue to serve as directors until the Annual Meeting or until their resignation, removal or successor is duly elected. No director is required to make any specific amount or percentage of his business time available to the Company.

The Board carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), and the Nominating and Corporate Governance Committee of the Board.

Director Independence and Independence Determinations

The Corporate Governance Guidelines established by the Board assist it in making independence determinations for each director of the Board. The Corporate Governance Guidelines provide that a majority of the Board’s directors shall be “independent directors” as defined by the rules (the “Nasdaq Rules”) of The Nasdaq Stock Market LLC (“Nasdaq”) and shall satisfy all applicable independence requirements under the federal securities laws. Under the Nasdaq Rules, a director does not qualify as independent unless the Board affirmatively determines that the director does not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors who serve on the Audit Committee and Compensation Committee are subject to additional independence requirements under applicable SEC rules and Nasdaq Rules.

It is the policy of the Board, upon the recommendation of the Nominating and Corporate Governance Committee, to make affirmative independence determinations for all directors at least annually in connection with the preparation of the Company’s Proxy Statement. In making independence determinations, the Board will broadly consider all relevant facts and circumstances in addition to the requirements of the Nasdaq Rules.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that each of Binyomin Posen, Joseph Labkowski, Jack Wortzman and David Natan is an “independent director” under the Nasdaq Rules, including with respect to their respective committee service. The Board has determined that each member of the Audit Committee (Binyomin Posen, Joseph Labkowski, Jack Wortzman and David Natan) is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee (Binyomin Posen, Joseph Labkowski and Jack Wortzman) is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act. In making these determinations, the Board considered the relationships that each non-employee director has or had with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any related party transactions involving them.

Board Structure

Our Board has no formal policy with respect to separation of the positions of Chairman of the Board and Chief Executive Officer or with respect to whether the Chairman of the Board should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time based on the position and direction of the Company and the membership of the Board. The Board has determined that having Yisroel Goldberg serve as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company’s stockholders at this time. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board. The Company does not have a lead independent director.

Executive Sessions

Under the Corporate Governance Guidelines, the independent directors are required to meet outside the presence of non-independent directors concurrently with general meetings of the Board.

Board Committees and Meetings

The following table summarizes the current membership of each of the standing committees of the Board.

Nominating and
	Audit	Compensation	Corporate Governance
	Committee	Committee	Committee
Yisroel Goldberg
Binyomin Posen*	X	X	X
Joseph Labkowski*	X	X	XX
Jack Wortzman*	X	XX	X
David Natan*	XX

*	INDEPENDENT DIRECTOR
X	Member of Committee
XX	Chair of Committee

During 2025, there were 4 meetings of the Board, 3 meetings of the Audit Committee, no meetings of the Compensation Committee and no meetings of the Nominating and Corporate Governance Committee. Although the Compensation Committee and the Nominating and Corporate Governance Committee did not hold formal meetings during 2025, their members communicated informally and acted by unanimous written consent, as needed, to carry out the committees’ responsibilities.

During 2025, no incumbent member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees on which such director served (held during the period that such director served).

While the Company has no formal policy regarding director attendance at the annual meetings of stockholders, directors are encouraged to attend annual meetings, if practicable. Each of the directors who were then serving attended the 2025 annual meeting of stockholders.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the Nasdaq Rules and federal securities laws applicable to boards of directors in general and audit committee members in particular. The Board has determined that each member of the Audit Committee meets the requirements for financial literacy under the Nasdaq Rules. In addition, the Board has determined that David Natan qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.

The primary duties and responsibilities of the Audit Committee include:

●	overseeing the financial reporting and disclosure process;

●	being directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm;

●	pre-approving audit and permissible non-audit services provided by, and the fees paid to, the independent registered public accounting firm;

●	reviewing and discussing with the Company’s independent registered public accounting firm and management any audit problems or difficulties and any major issues regarding accounting principles and financial statement presentation; and

●	discussing with management the Company’s major risk exposures, including financial, operational, data privacy, cyber and data security and legal and regulatory risk.

With respect to our reporting and disclosure matters, the Audit Committee is also responsible for reviewing and discussing with the independent registered public accounting firm and management the Company’s annual audited financial statements and the Company’s quarterly financial statements prior to their inclusion in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other publicly disseminated materials.

The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee Charter is available on our website at https://sowgoodinc.com/investors#governance.

Compensation Committee. All members of the Compensation Committee are “independent” in accordance with the Nasdaq Rules and federal securities laws applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for supervising and reviewing the affairs of the Company as they relate to the compensation and benefits of executive officers and directors of the Company.

The primary duties and responsibilities of the Compensation Committee (when not carried out by the full Board) include:

●	reviewing and advising the Board concerning the Company’s overall compensation philosophy, policies and plans;

●	taking any and all actions that may be taken by the Board of the Company with respect to fixing the compensation level of officers and employees of the Company;

●	reviewing and recommending to the Board annually the corporate goals and objectives applicable to the compensation of the chief executive officer; and

●	administering, or overseeing the administration of, the Company’s incentive compensation plans and equity-based plans.

As discussed above, executive compensation and related decisions, including the strategic oversight of our compensation and benefit programs, are made by the Compensation Committee or the full Board. The Compensation Committee (or the full Board) is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure results in appropriate compensation levels and incentives.

The Compensation Committee has not engaged an independent compensation consultant.

The Compensation Committee operates pursuant to a written charter adopted by the Board. The Compensation Committee Charter is available on our website at https://sowgoodinc.com/investors#governance.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are “independent” in accordance with the Nasdaq Rules.

The primary duties and responsibilities of the Nominating and Corporate Governance Committee primarily include:

●	identifying individuals qualified to become Board members;

●	selecting, or recommending to the Board, director nominees for each election;

●	developing and recommending to the Board criteria for selecting qualified director candidates;

●	considering committee member qualifications, appointment and removal;

●	recommending corporate governance guidelines and a code of conduct applicable to the Company;

●	developing and maintaining the Company’s corporate governance policies;

●	recommending to the Board the responsibilities of each Board committee, the composition and operation of each Board committee, and the director nominees for assignment to each Board committee; and

●	providing oversight in the evaluation of the Board and each committee.

The Nominating and Corporate Governance Committee develops criteria and qualifications for Board membership. As described in the Corporate Governance Guidelines, in identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include character, judgment, leadership, business acumen, diversity of backgrounds, perspectives, skills, age, gender, ethnicity, professional experience, the ability of the candidate to devote sufficient time and attention to the affairs of the Company, knowledge of or experience in the industry in which the Company operates in, and the extent to which a particular candidate would fill a present or anticipated need on the Board.

When considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness. As required by the Corporate Governance Guidelines, Candidates for membership on the Board will be reviewed in the context of the existing membership of the Board, the operating requirements of the Company, and the long-term interests of stockholders.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on the Board.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in substantially the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any such recommendation must be submitted to the Secretary of the Company in writing and must include the information required under the Bylaws relating to director nominations and any information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company, 433 Broadway Unit 216 New York, NY 10013. All recommendations for nomination received by the Secretary of the Company that include the required information will be presented to the Board for its consideration. Stockholders must satisfy the notification, timeliness, consent and information requirements set forth in the Bylaws. These requirements are further described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The Nominating and Corporate Governance Committee Charter is available on our website at https://sowgoodinc.com/investors#governance.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Corporate Governance Guidelines. To further our commitment to sound governance, the Board has adopted the Corporate Governance Guidelines to ensure that the necessary policies and procedures are in place to facilitate the Board’s review and decision-making with respect to the Company’s business operations independent from management. The Corporate Governance Guidelines set forth the practices regarding the roles of the Board and management; Board composition, leadership and independence; director qualifications, membership criteria and orientation and continuing education; Board and committee operations and meetings; and succession planning for the CEO and other senior management positions. The Corporate Governance Guidelines are available on our website at https://sowgoodinc.com/investors#governance.

Code of Business Conduct and Ethics. We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other members of management. The Code of Conduct sets forth standards of ethical business conduct, including compliance with applicable laws, rules and regulations, confidentiality, conflicts of interest, corporate opportunities, fair dealing, payments or gifts to others, health and safety, insider trading, protection and proper use of our assets, accurate record-keeping, full, fair and accurate disclosure in public filings and communications, and reporting mechanisms for illegal or unethical behavior. The Code of Conduct also satisfies the requirements for a code of ethics as defined by Item 406 of Regulation S-K promulgated by the SEC. We intend to disclose any future amendments to, or waivers from, the Code of Conduct through a website posting to the extent required by the rules and regulations of the SEC and Nasdaq. The Code of Conduct is available on our website at https://sowgoodinc.com/investors#governance.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board, or to specific individual directors of the Board, including the Chairman of the Board, Chairman of the Audit, Compensation or Nominating and Corporate Governance Committee, or independent or non-employee directors as a group, by addressing such communications to the Secretary of the Company, 433 Broadway Unit 216 New York, NY 10013. The Secretary will forward such communications upon receipt as appropriate. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chairperson of our Audit Committee. Other correspondence will be directed to the group of directors, or to an individual director, as appropriate.

Board’s Role in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to discuss with management the Company’s major risk exposures, including financial, operational, data privacy, cyber and data security and legal and regulatory risk. The Audit Committee also has the responsibility to review legal and regulatory matters and monitor internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies in light of the governance risks that our Company faces and the adequacy of our policies and procedures designed to address such risks. Our Compensation Committee and the full Board assess and monitor risks with respect to our compensation plans, policies and programs.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock (“ten-percent stockholders”) to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC. Based solely on our review of copies of such reports filed with the SEC and on written representations from our executive officers and directors, we believe that our executive officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2025, except that Donna Guy filed one late Form 3, Jeffrey Rubin filed one late Form 3, Claudia Goldfarb filed one late Form 4 reporting one transaction, Ira Goldfarb filed one late Form 4 reporting one transaction, Lyle Berman filed one late Form 5 reporting two transactions, Edward Shensky filed one late Form 5 reporting one transaction, and Joseph Mueller filed one late Form 5 reporting one transaction.

Insider Trading Policy

We have adopted an Insider Trading and Communications Policy which governs the purchase, sale, and other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The Insider Trading Policy is filed as an exhibit to our most recent Annual Report on Form 10-K.

Hedging Policy

Under the Company’s Insider Trading Policy, no officer, director or employee (or any of their family members or affiliates) of the Company shall, at any time, engage in any transactions involving any hedging or monetization transactions, including but not limited to zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards or other derivative instruments.

Clawback Policy

The Board has adopted a clawback policy (the “Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq Listing Rule 5608. The Clawback Policy provides for recoupment of incentive compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has selected Urish Popeck & Co., LLC (“UPCO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee and the Board believe that the continued retention of UPCO to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Stockholder approval is not required to appoint UPCO as the independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board believes, however, that submitting the appointment of UPCO to the stockholders for ratification is a matter of good corporate governance. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its stockholders.

Representatives of UPCO are expected to be present at the Annual Meeting, and will have the opportunity to make a statement as they desire and are expected to be available to respond to appropriate questions from stockholders who attend the Annual Meeting.

Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by UPCO:

	2025	2024
Audit Fees(1)	$115,000	$107,500
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees(2)	$-	$10,000
Total:	$115,000	$117,500

(1)	Audit fees were principally for audit services and work performed in the review of the financial statements included in the Company’s quarterly reports on Form 10-Q and the preparation, review and audit of the financial statements included in the Company’s annual report on Form 10-K.
(2)	All Other Fees represent fees billed for support for Form S-1 and S-1/A filings and related services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee Charter contains provisions regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were pre-approved by the Audit Committee in the years ended December 31, 2025 and 2024.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the Public Company Accounting Oversight Board’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the Audit Committee members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Approval of this proposal requires a majority of the votes cast at the Annual Meeting. Abstentions will not be counted in determining the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF URISH POPECK & CO., LLC, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter. The Audit Committee reviews the charter on an annual basis. The Board of Directors has determined that each member of the Committee is independent in accordance with Nasdaq’s requirements for independent directors. The Board of Directors has also determined that David Natan qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Management has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the fairness of the audited financial statements based on the audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.

In connection with the Audit Committee’s responsibilities set forth in its charter, the Audit Committee has:

Reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management and UPCO, the Company’s independent auditors;

Discussed with UPCO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

Received the written disclosures and the letter from UPCO required by the applicable requirements of the PCAOB regarding UPCO’s communications with the audit committee concerning independence, and has discussed with UPCO its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.

Based on the Audit Committee’s review and discussions described above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

David Natan, Chair

PROPOSAL 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking stockholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussions herein. We refer to this non-binding advisory vote as the “Say-on-Pay” vote. While the results of the “Say-on-Pay” vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the compensation tables and any related narrative discussion, is hereby APPROVED.”

We are asking stockholders to indicate their support for the compensation of our named executive officers for 2025 as described in this Proxy Statement. In considering their vote, stockholders may wish to review the information presented in the “Executive Compensation” section.

Approval of this proposal requires a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted in determining the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS REPORTED IN THIS PROXY STATEMENT.

PROPOSAL 4—REVERSE STOCK SPLIT PROPOSAL

General

On November 10, 2026, the Board unanimously approved and declared advisable an amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effect a reverse stock split as described below. The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Appendix A.

By approving the Reverse Stock Split Amendment, our Board may, but is not required to, effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-99, with the exact ratio to be set at a number within this range as determined by our Board in its sole discretion and without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”), provided that the Board determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Delaware no later than the two year anniversary of the date of the Annual Meeting. Enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split. In determining a ratio, our Board may consider, among other things, factors such as:

●	listing requirements of various stock exchanges, including the Nasdaq Capital Market;

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, no less than 2 and no more than 99 shares of existing common stock, as determined by our Board, will be combined into one share of common stock. The Company shall not effect a Reverse Stock Split that exceeds 1-for-99. Our Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by holder entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle holders to receive from the Company transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Certificate of Incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our primary reason for the Reverse Stock Split is to provide the Board with flexibility to manage the Company’s capital structure, including in support of compliance with Nasdaq continued listing requirements. In addition, the Reverse Stock Split aims at increasing the per share price and bid price of our common stock in the event that the Company’s common stock were to fail to be in compliance with the continued listing requirements of Nasdaq and make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

Nasdaq Requirements for Continued Listing

Our common stock is listed on the Nasdaq Capital Market. Under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) we are required to maintain a minimum closing bid price of $1.00 per share for continued listing. On April 23, 2026, the Company effected a 1-for-15 reverse stock split of its common stock (the “Prior Reverse Stock Split”) to regain compliance with the Bid Price Rule, and we have not received any notice of non-compliance with the Bid Price Rule since the Prior Reverse Stock Split (as of the date of this Proxy Statement). However, there may in the future be a risk that the closing bid price of our common stock falls below $1.00 per share for 30 consecutive business days, which would, subject to the limitation for excessive reverse stock splits under Nasdaq Listing Rule 5810(c)(3)(A)(iv) discussed below, result in a deficiency notice from the Listing Qualifications Department of Nasdaq.

If we receive such a notice, we would ordinarily have an initial period of 180 calendar days under Nasdaq Listing Rule 5810(c)(3)(A) to regain compliance with the Bid Price Rule by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days, unless Nasdaq exercises its discretion to extend that ten-day period under Rule 5810(c)(3)(H). If we did not regain compliance during the initial period, we could be eligible for an additional 180-calendar-day period if we meet the continued listing requirements for market value of publicly held shares and all other initial listing standards other than the Bid Price Rule, and provide written notice of our intention to cure the deficiency. If we receive a deficiency notice and subsequently fail to regain compliance with the Bid Price Rule within the applicable compliance period, Nasdaq would notify us that our common stock is subject to delisting.

Additionally, because we effected the Prior Reverse Stock Split, in certain circumstances we would not be eligible for a period to regain compliance. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company fails to meet the minimum bid price requirement and has effected a reverse stock split within the prior one-year period, or one or more reverse stock splits within the prior two-year period with a cumulative ratio of 250 shares or more to one, the company is not eligible for any compliance period under Rule 5810(c)(3)(A), and Nasdaq is required to issue a delisting determination. Accordingly, if our common stock failed to meet the minimum required by the Bid Price Rule for 30 consecutive business days within one year of the Prior Reverse Stock Split, Nasdaq would issue a delisting determination with respect to our common stock.

In the event we were delisted from Nasdaq, our shares may commence trading on the OTC Markets or another quotation medium, making it more difficult for investors to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock and institutional investor interest, and may increase volatility, cause a loss of confidence among industry partners, lenders, and employees, impair our ability to raise capital or use our shares for business development, and increase dilution from future equity issuances.

Although we have not received, and do not currently expect to receive, a deficiency notice under the Bid Price Rule, our Board believes it is prudent to seek stockholder approval of the Reverse Stock Split Proposal at this time, in advance of any such notice, so that, assuming we have a period to regain compliance under Nasdaq’s rules, the Board has the flexibility to effect the Reverse Stock Split promptly if needed to maintain compliance with the Bid Price Rule and avoid delisting from Nasdaq. Accordingly, we believe that seeking stockholder approval of the Reverse Stock Split now is a prudent, proactive measure to protect our continued listing on Nasdaq.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the bid price of our common stock will be sufficient for us to maintain compliance with Nasdaq’s Bid Price Rule.

Potential Increased Investor Interest

In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

Risks

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of the Reverse Stock Split Amendment with the Delaware Secretary of State. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our Board based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders, and the Board may act without further approval or authorization of the Company’s stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of 2 and a maximum of 99 shares in aggregate of existing common stock will be combined into one new share of common stock. Based on 41,166,235 shares of common stock issued and outstanding as of the Record Date, immediately following the reverse split the Company would have approximately 20,583,117 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, and approximately 4,116,623 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-10, and approximately 415,820 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-99, which is the maximum ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 20,583,117and 415,820 shares. The foregoing does not give effect to the shares of common stock issuable upon the conversion of outstanding convertible debt as of the Record Date.

With respect to the Preferred Stock (as defined below), proportionate adjustments would be made to (i) the per share exercise or conversion prices and the number of shares issuable upon exercise or conversion of the Series AA Preferred Stock and Series AAA Preferred Stock disclosed in our January 5, 2026 Form 8-K, and (ii) the number of shares available for issuance under our equity plans, in each case in accordance with their terms.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act and we expect our common stock will continue to be quoted on the Nasdaq Capital Market under the symbol “SOWG”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Authorized Shares of common stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Certificate of Incorporation, our authorized capital stock consists of 1,020,000,000 shares of which 1,000,000,000 shares are designated as common stock; and 20,000,000 shares are designated as Preferred Stock.

Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of common stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of common stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as an exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the Board determines to arrange for the disposition of fractional interests by stockholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Board so determines, to receive the number of shares rounded up to the next whole number, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee and Consultant Plans, Options, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately reduced based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, on aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the proposed Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S companies or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

This summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split. The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the proposed Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders (as defined below) should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT.

Tax Consequences to the Company

We believe that the proposed Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders

A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock that is surrendered in exchange for cash in lieu of such fraction share). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should generally recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. Long-term capital gains of individuals are subject to tax at reduced rates.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Proposal.

Approval of this proposal requires a majority of the votes cast at the Annual Meeting. Abstentions will not be counted in determining the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

EXECUTIVE OFFICERS

Yisroel Goldberg is the Company’s only executive officer as of the date of this Proxy Statement. A biography for Mr. Goldberg can be found under “Proposal 1 — Election of Directors — Nominees for Election to the Board of Directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, as of October 27, 2026, the Record Date, the beneficial ownership of our common stock by:

●	each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

●	each director and director nominee;

●	each executive officer; and

●	all executive officers and current directors as a group.

The number of shares beneficially owned by a person includes shares over which the person has or shares, directly or indirectly, voting or investment power, including through any contract, arrangement, understanding, relationship, or otherwise. A person’s beneficial ownership also includes common stock underlying warrants, stock options, restricted stock units, and any other derivative securities to acquire common stock held by that person that are exercisable or convertible within 60 days after the Record Date. The shares of common stock issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

The beneficial ownership percentages are based on 41,166,235 shares of common stock outstanding as of October 27, 2026.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Common Shares	Percentage of Common Shares Owned
5% Stockholders
Halevi Enterprises LLC(1)	5,000,000	12.2
Directors and Executive Officers
Yisroel Goldberg	-	-
David Natan	18,459	*
Binyomin Posen	-	-
Joseph Labkowski	-	-
Jack Wortzman	-	-
Officers and Directors as a Group (5 persons)	18,459	*

*	Less than 1%

(1)	The address for Halevi Enterprises LLC is 970 Nostrand Ave., Brooklyn, NY 11225. Nachum Labkowski is the managing member of Halevi Enterprises LLC, and thereby the shares beneficially owned by Halevi Enterprises LLC may also be deemed to be beneficially owned by Nachum Labkowski.

Changes in Control

On December 31, 2025, we entered into a securities purchase agreement with David Lazar and sold him 1,500,000 shares of Series AA convertible preferred stock for $3.0 million. The shares were initially convertible, following stockholder approval and the required charter amendment, into 21,000,000 shares of common stock. In connection with the transaction, Mr. Lazar became Chief Executive Officer and Chairman, succeeding Claudia Goldfarb and Ira Goldfarb, respectively. Following the first closing, the agreement provided Mr. Lazar with the right, subject to stockholder approvals and in reliance on a second closing occurring, to recommend up to eight individuals for nomination for election to the Board, subject to prior qualification and approval by the Nominating and Corporate Governance Committee and compliance with Nasdaq Listing Rule 5640. Pending the second closing, the agreement restricted specified corporate actions without Mr. Lazar’s consent, which could not be unreasonably withheld, conditioned or delayed, subject to exceptions for actions contemplated by the agreement or required by applicable law. Ira Goldfarb, Claudia Goldfarb and Lyle Berman entered into voting and standstill agreements with the Company and Mr. Lazar, with a two-year term subject to earlier termination under their terms, requiring them to support Board-recommended proposals and granting the Company an irrevocable proxy. The agreements also restricted specified acquisitions, extraordinary transactions, proxy solicitations and efforts to control or influence the Company’s management, Board or policies unless specifically invited in advance in writing by Mr. Lazar, subject to specified exceptions. In consideration of the proxy and transfer of voting rights, the form of voting agreement provided that the Company and Mr. Lazar would use commercially reasonable efforts to execute the securities purchase agreement, undertake the contemplated actions, including Mr. Lazar’s investment, and cause the cash settlement under the applicable settlement agreement to be paid.

On March 31, 2026, we completed the second closing under the agreement, as amended, issuing 1,500,000 shares of Series AAA convertible redeemable preferred stock for an additional $3.0 million. Mr. Lazar had assigned the purchase rights on March 24, 2026 to a Panamanian holding company (“PanamaCo”), which transferred certain rights to other investors. PanamaCo and those investors paid the $3.0 million purchase price. The Series AAA shares were initially convertible, following the required stockholder approvals and filing of the charter amendment, into 375,000,000 shares of common stock. The Series AAA certificate of designations prohibits conversion to the extent that, after conversion, a holder, together with its affiliates and persons acting as a group with it or its affiliates, would beneficially own more than 4.99% of the common stock outstanding immediately after conversion. The Board may waive or increase that limitation with respect to any holder at any time in its sole discretion. Both preferred series are generally non-voting, subject to applicable law and specified protective consent rights. At the second closing, Claudia Goldfarb, Ira Goldfarb, Edward Shensky, Lyle Berman and Jeff Rubin resigned as directors, and Yisroel Goldberg, Binyomin Posen, Joseph Labkowski and Jack Wortzman were appointed as directors. Mr. Goldberg succeeded Mr. Lazar as Chief Executive Officer and succeeded Donna Guy as Chief Financial Officer. Mr. Lazar ceased to serve as Chairman but remained a director until his resignation on May 6, 2026.

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, on March 31, 2026, holders converted 1,122,609 Series AAA preferred shares into 280,652,250 common shares, and Mr. Lazar converted 410,000 Series AA preferred shares into 5,740,000 common shares. All common-share conversion figures above are before the 1-for-15 reverse stock split effective April 23, 2026.

On April 20, 2026, we and our wholly owned subsidiary entered into a share purchase agreement with Ryzon Materials Limited and the other parties thereto concerning the Nachu Graphite Project. Our August 11, 2026 definitive information statement described the transaction as potentially resulting in a change of control under Nasdaq Listing Rule 5635(b). Following the August 21, 2026 amendment restructuring the acquisition as a direct subscription for shares of the Tanzanian subsidiaries, we intend to issue an aggregate of up to 22,276,679 common shares, consisting of up to 10,321,528 shares to Ryzon, an additional 2,227,670 shares issuable to Ryzon pursuant to contingent value rights, 3,341,501 shares to the brokers in connection with the transactions (the “brokers”) and 6,385,980 shares to lenders to Ryzon (the “lenders”). Based on the projected total of 49,683,752 common shares on the partially diluted basis, assuming conversion of all remaining Series AAA preferred stock and full issuance of the shares underlying the contingent value rights, the shares allocable to Ryzon’s stockholders, the broker and the lenders would represent approximately 25.26%, 6.73% and 12.85%, respectively, or approximately 44.84% in the aggregate. Ryzon’s allocation assumes its anticipated distribution of the shares and contingent value rights to its stockholders following closing. These projections are subject to closing adjustments for net debt and taxes and to the withholding or extinguishment of rights to shares underlying the contingent value rights in respect of indemnification claims; they do not represent ownership percentages based solely on common shares outstanding at closing. The ultimate ownership and control consequences depend on the transaction as implemented. On October 30, 2026, the contractual outside date was extended to December 15, 2026.

For additional information regarding these transactions and related arrangements, see our Current Reports on Form 8-K filed with the SEC on January 5, March 31, April 17, April 21, May 11, August 27 and October 30, 2026, including the exhibits thereto; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026; and our definitive information statement filed August 11, 2026.

EXECUTIVE COMPENSATION

Compensation Overview

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following disclosure is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

For the year ended December 31, 2025, our named executive officers were as follows (the “Named Executive Officers”):

●	David Lazar, our former Chief Executive Officer and Director

●	Ira Goldfarb, our former Executive Chairman and Director

●	Claudia Goldfarb, our former Chief Executive Officer

●	Donna Guy, our former Chief Financial Officer

●	Brendon Fischer, our former Interim Chief Financial Officer

As more fully described below, our Board reviews and recommends policies, practices, and procedures relating to the total direct compensation of our executive officers, including the Named Executive Officers, and the establishment and administration of certain of our employee benefit plans.

Recent Management Changes

Brendon Fischer was appointed interim Chief Financial Officer effective April 2, 2024 and resigned effective June 6, 2025. Donna Guy was appointed Chief Financial Officer on June 5, 2025. Ira Goldfarb, the Company’s Executive Chairman, resigned from his role as a Company officer effective December 31, 2025, and Claudia Goldfarb stepped down as Chief Executive Officer on the same date, with Ms. Goldfarb remaining with the company as Chief Operating Officer and a member of the Board following the leadership transition. David Lazar was elected to the Board as its Chairman and appointed Chief Executive Officer (and principal executive officer) effective December 31, 2025 and as principal financial officer effective the following business day. On March 31, 2026, Mr. Lazar resigned as Chief Executive Officer (remaining on the Board, but no longer as Chairman, until May 6, 2026), Ms. Guy resigned as Chief Financial Officer, Claudia Goldfarb and Ira Goldfarb resigned as directors, and the Board then appointed Yisroel Goldberg, previously the Company’s Chief Commercial Officer, as both Chief Executive Officer and Chief Financial Officer.

Compensation Program Objectives and Rewards

Our compensation philosophy has been based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, we have historically considered all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with compensation packages consisting of a combination of competitive base salary and incentive compensation.

The compensation received by our Named Executive Officers was based primarily on the levels at which we could afford to retain them and their responsibilities and individual contributions. Our compensation policy also has reflected our strategy of minimizing general and administration expenses and utilizing independent professional consultants. Our Board and Compensation Committee applies the compensation philosophy and policies described below to determine the compensation of Named Executive Officers.

The primary purpose of the compensation and benefits we have offered has been to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace. Different elements have historically been designed to engender different behaviors, and the actual incentive amounts awarded to each Named Executive Officer have been subject to the annual review of our full Board or Compensation Committee who have made recommendations regarding compensation to our Board. The following is a brief description of the key elements of our executive compensation structure for 2025.

●	Base salary and benefits designed to attract and retain employees over time.

●	Incentive compensation awards designed to focus employees on the business objectives for a particular year.

●	Equity incentive awards, such as stock options and stock, to focus executives’ efforts on the behaviors within the recipients’ control, designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

Benchmarking

We have not yet adopted benchmarking but may do so in the future. When making compensation decisions, our Board may compare each element of compensation paid to our executive officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies. Our Board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation. Each executive officer’s compensation relative to the benchmark varies based on the scope of responsibility and time in the position. We have not yet formally established our peer group for this purpose.

2026 Compensation Program

The Company is in a period of transition following the recent changes in its executive leadership described above under “Recent Management Changes.” The compensation arrangements and amounts disclosed for 2025 reflect the Company’s leadership and circumstances during that year and are not expected to be indicative of the executive compensation program the Company expects to maintain going forward. As the Company’s transition progresses, the Board and Compensation Committee expect to evaluate the structure and elements of executive compensation in light of the Company’s evolving business objectives, financial resources and management needs. Accordingly, future compensation arrangements may differ materially from those described for 2025.

Executive Compensation Program

For the years ended December 31, 2025 and 2024, the compensation for our Named Executive Officers generally consisted of a base salary and equity bonuses. These elements (and the amounts of compensation and benefits under each element) were selected because we believed they were necessary to help us attract and retain executive talent which is fundamental to our success.

Below is a more detailed summary of the executive compensation program as it related to our Named Executive Officers.

Base Salaries

Executive officer base salaries are based on job responsibilities and individual contribution. The Board reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Claudia Goldfarb was the only Named Executive Officer that had an employment agreement with the Company as of December 31, 2025.

On December 15, 2023, the Company entered into an Amended Executive Employment Agreement with Chief Executive Officer and member of the Board Claudia Goldfarb (the “Employment Agreement of Claudia Goldfarb”). The Employment Agreement of Claudia Goldfarb amended and restated Mrs. Goldfarb’s employment agreement with the Company dated, October 1, 2020. The Employment Agreement of Claudia Goldfarb provided that Mrs. Goldfarb would be entitled to receive an annual base salary of $575,000. Additionally, beginning with the fiscal year 2024, Mrs. Goldfarb was entitled to a discretionary cash bonus of up to 100% of her then-current base salary, based on revenue and EBITDA targets set forth in the Employment Agreement of Claudia Goldfarb.

On December 15, 2023, the Company entered into an Amended Executive Employment Agreement with Executive Chairman and Chairman of the Board Ira Goldfarb (the “Employment Agreement of Ira Goldfarb”). The Employment Agreement of Ira Goldfarb amended and restated Mr. Goldfarb’s employment agreement with the Company dated, October 1, 2020. The Employment Agreement of Ira Goldfarb provided that Mr. Goldfarb would be entitled to receive an annual base salary of $625,000. Additionally, beginning with the fiscal year 2024, Mr. Goldfarb was entitled to a discretionary cash bonus of up to 100% of his then-current base salary, based on revenue and EBITDA targets set forth in the Employment Agreement of Ira Goldfarb.

On December 31, 2025, the Company and Mr. Goldfarb and Mrs. Goldfarb entered into Settlement Agreements and General Mutual Releases, replacing their employment agreements, and providing for severance payments of $1,250,000 and $1,150,000, net of the applicable employment taxes, respectively, upon termination. Mr. Goldfarb resigned as an officer on December 31, 2025, and irrevocably and unconditionally released, acquitted and forever discharged the Company and any principals of any and any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities) (hereinafter referred to for purposes of this section as the “Clients”), from any and all claims, demands, rights, causes of action, liens, actions, suits, attorneys’ fees, costs, damages, losses, expenses and contractual obligations of whatever kind or nature, whether absolute or contingent, liquidated or unliquidated, direct or indirect, in law or in equity, fully accrued or not fully accrued, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, relating to any matter whatsoever (collectively, “Claims”) which Mr. Goldfarb had, currently has, shall or may have; provided that such release shall not apply to any Claims relating to Company indemnification obligations to the Officer in connection with actions in his capacity as officer of the Company.

Prior to this, on March 31, 2025 and June 5, 2025, the Board unanimously approved revisions to the annual compensation of Claudia Goldfarb, the Company’s former Chief Executive Officer, and Ira Goldfarb, the Company’s former Executive Chairman, whereby Ms. Goldfarb and Mr. Goldfarb would receive a certain percentage of their annual cash salaries in shares of the common stock in lieu of cash payments. The aggregate number of shares issued was 783,068 (unadjusted for the Prior Reverse Stock Split), at an aggregate value of $668,507, which was amortized over the service period.

On April 15, 2024, the Board authorized and entered into an Employment Agreement with Brendon Fischer, the Company’s Interim Chief Financial Officer. The Employment Agreement provided for Mr. Fischer’s entitlement to receive an annual base salary of $225,000. Additionally, the Employment Agreement provided for Mr. Fischer’s entitlement to a grant of 22,500 stock options (unadjusted for the Prior Reverse Stock Split), representing the right to purchase shares of the common stock, subject to Mr. Fischer’s continuous service to the Company through each vesting date. On June 6, 2025, Mr. Fischer resigned from the Company and his options were forfeited. The reduction in share compensation related to Mr. Fischer’s total forfeited options expensed through June 30, 2025 was $37,517.

Additional factors reviewed by our Board in determining appropriate base salary levels and raises included subjective factors related to corporate and individual performance. For the years ended December 31, 2025 and 2024, all executive officer base salary decisions were approved by the Board.

The 2025 annual base salaries for our named executive officers were as follows: (1) $625,000 for Ira Goldfarb, (2) $575,000 for Claudia Goldfarb and (3) $244,000 for Brendon Fischer. Donna Guy, our chief financial officer beginning June 2025, was compensated on a part-time basis, and compensation was $12,000 per month. The 2024 annual base salaries for our named executive officers were as follows: (1) $625,000 for Ira Goldfarb, (2) $575,000 for Claudia Goldfarb and (3) $219,231 for Brendon Fischer.

As David Lazar was elected to the Board as its Chairman and appointed Chief Executive Officer (and principal executive officer) effective December 31, 2025, he did not receive compensation in 2025.

Incentive Compensation Awards

No bonuses were awarded for the years ended December 31, 2025 and 2024.

In the Employment Agreement of Claudia Goldfarb and the Employment Agreement of Ira Goldfarb, each of Claudia and Ira Goldfarb had bonus targets based on (i) revenue and (ii) Adjusted EBITDA. See “-Base Salaries” for more information regarding their bonus targets.

We evaluate whether bonuses will be paid each year using the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of the Company: (1) the growth in our revenue, (2) the growth in our earnings before Adjusted EBITDA, and (3) our stock price.

Equity Incentive Awards

On June 3, 2025, the Company granted Donna Guy, Chief Financial Officer, options to purchase 7,500 shares of the Company’s stock at an exercise price of $0.77 per share.

2016 Stock Incentive Plan

Effective December 12, 2016, our Board adopted the 2016 Non-Qualified Stock Option Plan (the “2016 Plan”) under which a total of 12,712 shares of our common stock have been reserved for issuance pursuant to the grant and exercise of non-qualified stock options.

2020 Stock Incentive Plan

Effective December 5, 2019, our Board adopted the 2020 Stock Incentive Plan (as amended, the “2020 Plan”), under which a total of 814,150 shares of authorized common stock had been reserved for issuance as restricted stock or pursuant to the grant and exercise of stock options. Our 2020 Plan has been approved by a majority of the stockholders of record. We believe the use of stock-based long-term incentive compensation is vital to maintain a competitive position in attracting, retaining and motivating key personnel. The board considers several factors in determining whether awards are granted to an executive officer, including corporate progress towards achieving objectives, individual experience and expertise, subjective factors related to corporate and individual performance, the executive’s position, his or her performance and responsibilities, and the amount of options or other awards, if any, currently held by the officer and their vesting schedule.

Amendment to the 2020 Stock Incentive Plan

On January 8, 2024, our stockholders took action by written consent to ratify the amendment to the 2020 Plan to effect an increase in the number of shares that remain available for issuance under the 2020 Plan by an additional 2,150,000 shares up to an aggregate of 2,964,150 shares available for issuance under the 2020 Plan (the “2020 Plan Amendment”). Before the 2020 Plan Amendment, the number of shares available for issuance under the 2020 Plan would be too limited to effectively operate as an incentive and retention tool for employees, officers, directors, non-employee directors and consultants of the Company and its affiliates (as defined in the 2020 Plan). The 2020 Plan and the approved increase enabled us to continue our policy of equity ownership by employees, officers, directors, non-employee directors and consultants of the Company and its affiliates as an incentive to contribute to the creation of long-term value for our stockholders.

The 2020 Plan enables our Board to provide equity-based incentives through grants of awards to the Company’s present and future employees, directors, consultants and other third-party service providers. The 2020 Plan is generally administered by the Board. Subject to the provisions of the 2020 Plan, the Board determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Board has the authority and discretion to determine the terms of awards under the 2020 Plan.

In the event of a change of control as described in the 2020 Plan, the acquiring or successor entity may (i) accelerate the vesting of any or all awards, (ii) assume or substitute all or any awards outstanding under the 2020 Plan or substitute substantially equivalent awards or (iii) cash out any or all outstanding awards.

2024 Stock Incentive Plan

Effective February 15, 2024, the Board of the Company adopted the 2024 Plan (the “2024 Plan”) under which a total of 3,000,000 share of our common stock were reserved for issuance of Incentive Stock Options (“ISOs”), Non-Qualified Stock Options (“NSOs”), restricted share awards, stock unit awards, stock appreciation rights, other stock-based awards, performance-based stock awards (collectively, “stock awards”) and cash-based awards (stock awards and cash-based awards are collectively referred to as “awards”). ISOs may be granted only to our employees, including officers, and the employees of our parent or subsidiaries. All other awards may be granted to our employees, officers, our non-employee directors, and consultants and the employees and consultants of our subsidiaries, and affiliates. Our 2024 Plan has been approved by stockholder[s] holding a majority of the aggregate issued and outstanding shares of the Company’s voting stock. The initial aggregate number of shares of the Company’s common stock available for issuance under the 2024 Plan was equal to 3,000,000 shares of common stock including the number of reserved shares not issued or subject to outstanding grants under each of the prior incentive plans as of the effective date.

On February 12, 2026, a majority of the Company’s stockholders approved an increase of 7,000,000 additional shares available under the 2024 Plan, which became effective on or about March 26, 2026.

Health and Welfare Benefits and Perquisites

At this stage of our business, we have benefits that are generally comparable to those offered by other small private and public companies and we make no perquisites available to our employees. Other than a 401(k) plan, we do not have any other retirement plan for our executive officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future.

Executive Officer Compensation

The following table sets forth the total compensation paid in all forms to our named executive officers of the Company during the periods indicated:

Summary Compensation Table
Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
David Lazar	2025	$-	$-	$-	$-	$-	$-	$-
Former Chief Executive Officer, Director	2024	$-	$-	$-	$-	$-	$-	$-

Ira Goldfarb,(1)	2025	$264,932	$399,638	$-	$-	$-	$1,250,000	$1,914,570
Former Executive Chairman, Director	2024	$625,000	$-	$-	$125,000	$-	$-	$750,000

Claudia Goldfarb,(2)	2025	$246,561	$288,869	$-	$-	$-	$1,150,000	$1,685,430
Former Chief Executive Officer	2024	$575,000	$-	$-	$125,000	$-	$-	$700,000

Donna Guy,(3)	2025	$74,769	$-	$-	$-	$-	$-	$74,769
Former Chief Financial Officer	2024	$-	$-	$-	$-	$-	$-	$-

Brendon Fischer,(4)	2025	$108,173	$-	$-	$-	$-	$-	$108,173
Former Interim Chief Financial Officer	2024	$219,231	$-	$28,900	$-	$-	$-	$248,131

(1)	Mr. Goldfarb was appointed Executive Chairman of the Board on October 1, 2020. We agreed to compensate Mr. Goldfarb a total of $330,000 in cash per year commencing on January 1, 2022, and a total of $625,000 in cash per year commencing on December 15, 2023. Amount in Stock Awards column represents the grant date fair value computed in accordance with FASB ASC Topic 718 of common stock received in lieu of cash payments of salary, as described above under “Executive Compensation Program–Base Salaries.” Mr. Goldfarb received a severance payment of $1,250,000 on January 5, 2026, pursuant to the officer settlement agreement which was executed and became effective on December 31, 2025.

(2)	Mrs. Goldfarb was appointed Chief Executive Officer on October 1, 2020. We agreed to compensate Mrs. Goldfarb a total of $292,500 in cash per year commencing on January 1, 2022, and $575,000 in cash per year commencing on December 15, 2023. Amount in Stock Awards column represents the grant date fair value computed in accordance with FASB ASC Topic 718 of common stock received in lieu of cash payments of salary, as described above under “Executive Compensation Program–Base Salaries.” On December 31, 2025, the Company and Mrs. Goldfarb entered into a Settlement Agreement and General and Mutual Release, replacing her employment agreements, and providing for a severance payment of $1,150,000, net of the applicable employment taxes, upon termination.
(3)	Ms. Guy provided financial and accounting consulting services to the Company from January 1 through June 30, 2025, prior to being appointed Chief Financial Officer, and received $54,493 in consulting compensation for those services. Effective July 1, 2025, Ms. Guy was appointed Chief Financial Officer on a part-time basis with an annualized salary of $144,000, and she earned $74,769 in salary during 2025. On June 3, 2025, the Company granted Donna Guy, Chief Financial Officer, options to purchase 7,500 shares of the Company’s stock at an exercise price of $0.77 per share.
(4)	Mr. Fischer was appointed Interim Chief Financial Officer on April 15, 2024. The Company agreed to compensate Mr. Fischer with a base salary of $225,000. Additionally, the Company granted him an option to purchase 22,500 shares of common stock, subject to Mr. Fischer’s continuous service to the Company through each vesting date. The estimated value using the Black-Scholes Pricing Model, based on an annualized monthly volatility rate of 96.2% and a call option value of $5.28, was $118,500. On June 6, 2025, Mr. Fischer resigned from the Company and his options were forfeited. The reduction in share compensation related to Mr. Fischer’s total forfeited options expensed through June 30, 2025 was $37,517.

The Board of the Company grants equity awards based on performance during regularly scheduled annual performance reviews. The Board of the Company has not established policies and practices (whether written or otherwise) regarding the timing of option grants or other awards in relation to the release of material nonpublic information (“MNPI”) and does not take MNPI into account when determining the timing and terms of stock option or other equity awards to executive officers. The Company does not time the disclosure of MNPI, whether positive or negative, for the purpose of affecting the value of executive compensation.

Employment Agreements

Other than as described above, we have not entered into any employment agreements with our executive officers to date. We may enter into employment agreements with them in the future.

Outstanding Equity Awards

The following table sets forth information with respect to unexercised stock options held by our named executive officers at December 31, 2025. The number of stock options and the option exercise prices have not been adjusted to reflect the Prior Reverse Stock Split, which became effective on April 23, 2026.

Outstanding Option Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Ira Goldfarb, Director, Former Executive Chairman	200,000	-	(1)	$9.75	December 14, 2033
	75,000	-	(3)	$3.70	January 3, 2031
	16,500	-	(4)	$4.00	December 27, 2030
	40,000	-	(5)	$5.25	October 1, 2030

Claudia Goldfarb, Former Chief Executive Officer	180,000	270,000	(1)	$9.75	December 14, 2033
	-	450,000	(2)	$40.00	December 14, 2033
	75,000	-	(3)	$3.70	October 1, 2030
	16,500	-	(4)	$4.00	December 27, 2030
	50,000	-	(5)	$5.25	October 1, 2030

Donna Guy, Former Chief Financial Officer	-	7,500	(6)	$0.64	June 6, 2035

(1)	Options granted on December 15, 2023, vest in five equal annual installments on anniversary of grant.
(2)	Options granted on December 15, 2023, vest in full, after 20 consecutive trading days on which the closing price exceeds $40.00 per share.
(3)	Options granted on January 4, 2021, vested annually over three years.
(4)	Options granted on December 28, 2020, vested 60% on third anniversary, 20% on fourth, and 20% on fifth anniversary.
(5)	Options granted on October 2, 2020, vested 60% on third anniversary, 20% on fourth, and 20% on fifth anniversary.
(6)	Options granted on June 6, 2025, vest 60% on third anniversary, 20% on fourth, and 20% on fifth anniversary.

Option Exercises and Stock Vested

None of our executive officers exercised any stock options or acquired stock through vesting of an equity award during the year ended December 31, 2025.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Board or our Compensation Committee views the link between company performance and our named executive officers’ pay. The Board and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our named executive officers. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. Any unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(6)	Net Loss ($)
2025	$1,685,430	$427,230	$699,171	$137,936	$13.80	$(40,641,506)
2024	$700,000	$(5,405,004)	$499,066	$(2,913,991)	$144.79	$(3,702,216)
2023	$6,741,086	$7,619,088	$3,753,166	$4,047,723	$402.00	$(3,060,433)

(1)	The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) set forth above. See the footnotes to the SCT for further details regarding the amounts in this column.
(2)	For all years in question, our Principal Executive Officer (“PEO”) was the Company’s Chief Executive Officer, Claudia Goldfarb, except for the last day of 2025. As David Lazar was elected to the Board as its Chairman and appointed Chief Executive Officer (and principal executive officer) effective December 31, 2025, he did not receive compensation in 2025 and is omitted from this table.
(3)	The following table sets forth the adjustments made in the Pay Versus Performance Table to arrive at compensation “actually paid” to our PEO:

Adjustments to Determine Compensation “Actually Paid” for PEO	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase /deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2025	$(288,869)	-	$285,542	$(1,089,121)	$(165,752)	-	-	$(1,258,200)
2024	-	-	-	$(5,401,026)	$(703,978)	-	-	$(6,105,004)
2023	$(6,296,586)	$6,296,586	-	$501,229	$376,773	-	-	$878,002

(4)	During 2025 our remaining NEOs consisted of Ira Goldfarb (Former Executive Chairman), Donna Guy (Former Chief Financial Officer), and Brendon Fischer (Former Interim Chief Financial Officer), and during 2023 and 2024 our remaining NEOs consisted of Ira Goldfarb (Former Executive Chairman), Brad Burke (Former Chief Financial Officer), Keith Terreri (Former Chief Financial Officer) and Brendon Fischer (Interim Chief Financial Officer).
(5)	The following table sets forth the adjustments made during 2025, 2024 and 2023 in the Pay Versus Performance Table to arrive at the average compensation “actually paid” to our non-PEO NEOs:

Adjustments to Determine Compensation “Actually Paid” for non-PEO NEOs	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase /deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2025	$(399,638)	$2,455	$394,467	-	$(336,501)	$(1,344,488)	-	$(1,683,705)
2024	(14,450)	14,450	-	(3,026,916)	(386,141)	-	-	(3,413,057)
2023	(2,408,016)	2,438,796	-	168,966	125,591	(30,780)	-	294,557

(6)	Total shareholder return is calculated for each year based on a fixed investment of $100 from the beginning of the earliest year in the table (December 31, 2022) through the end of each applicable year in the table, assuming reinvestment of dividends.

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for the fiscal years ended December 31, 2025, 2024 and 2023. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 from the beginning of the 2023 fiscal year.

Compensation Actually Paid vs. TSR
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
-$8,000,000
Compensation Actually Paid ($)
$500
$400
$300
$200
$100
$0
TSR ($)
2023
2024
2025
Fiscal Year
PEO compensation
Average non-PEO compensation
TSR ($100 investment)

Compensation Actually Paid and Net Loss

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net loss for the fiscal years ended December 31, 2025, 2024 and 2023.

Compensation Actually Paid vs. Net Loss
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
-$8,000,000
Compensation Actually Paid ($)
$0
($10,000,000)
($20,000,000)
($30,000,000)
($40,000,000)
($50,000,000)
Net Loss ($)
2023
2024
2025
Fiscal Year
PEO compensation
Average non-PEO compensation
Net loss

DIRECTOR COMPENSATION

2025 Director Compensation

The following table summarizes the compensation paid by us to, or accrued for, our directors that are not Named Executive Officers for the year ended December 31, 2025. Each of the following is a former director other than David Natan. As David Lazar was elected to the Board as its Chairman and appointed Chief Executive Officer (and principal executive officer) effective December 31, 2025, he did not receive compensation in 2025.

Name	Fees Earned or Paid in Cash	Stock Award	Option Awards	Non-Equity Incentive Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total
Lyle Berman	$-	$50,000	$-	$-	$-	$-	$50,000
David Lazar	$-	$-	$-	$-	$-	$-	$-
Chris Ludeman	$-	$60,000	$-	$-	$-	$-	$60,000
Joe Mueller	$-	$50,000	$-	$-	$-	$-	$50,000
David Natan	$-	$-	$-	$-	$-	$-	$-
Jeffery Rubin	$-	$67,471	$-	$-	$-	$-	$67,471
Edward Shensky	$-	$50,000	$-	$-	$-	$-	$50,000

Our non-employee directors did not receive any cash compensation for their service as a non-employee directors during the year ended December 31, 2025.

The following information has not been adjusted to reflect the Prior Reverse Stock Split, which became effective on April 23, 2026:

On February 6, 2025, we issued Mr. Lyle Berman 1,267 shares of common stock for annual director services. The fair value of the common stock based on the closing price of the Company’s common stock on the date of grant was $10,389. On February 9, 2024, we issued Mr. Lyle Berman 4,083 shares of common stock for annual director services. The fair value of the common stock was $39,611 based on the closing price of the Company’s common stock on the date of grant. Mr. Lyle Berman’s stock compensation totaled $50,000 for the year ended December 31, 2024.

On February 6, 2025, we issued Mr. Chris Ludeman 1,267 shares of common stock for annual director services and an additional 759 shares of common stock for his service as the audit committee chair. The fair value of the common stock based on the closing price of the Company’s common stock on the date of grant was $16,613. On February 9, 2024, we issued Mr. Ludeman 4,083 shares of common stock for annual director services. The fair value of the common stock was $39,611 based on the closing price of the Company’s common stock on the date of grant. Mr. Ludeman’s stock compensation totaled $56,224 for the year ended December 31, 2024.

On February 6, 2025, we issued Mr. Joe Mueller 1,267 shares of common stock for annual director services. The fair value of the common stock based on the closing price of the Company’s common stock on the date of grant was $10,389. On February 9, 2024, we issued Mr. Mueller 4,083 shares of common stock for annual director services. The fair value of the common stock was $39,611 based on the closing price of the Company’s common stock on the date of grant. Mr. Mueller’s stock compensation totaled $50,000 for the year ended December 31, 2024.

On February 6, 2025, we issued Mr. Edward Shensky 1,233 shares of common stock for annual director services. The fair value of the common stock based on the closing price of the Company’s common stock on the date of grant was $10,389. On February 9, 2024, we issued Mr. Shensky 4,112 shares of common stock for annual director services. The fair value of the common stock was $39,611 based on the closing price of the Company’s common stock on the date of grant. Mr. Shensky’s stock compensation totaled $50,000 for the year ended December 31, 2024.

On August 1, 2025, the Company issued an aggregate 64,614 shares of common stock to Jeffery Rubin for annual Director services to be rendered. The aggregate fair value of the common stock was $57,471, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

Our non-employee directors did not have any outstanding equity awards as of December 31, 2025.

TRANSACTIONS WITH RELATED PERSONS

In addition to the compensation arrangements discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or exceeds $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

All related-party transactions were approved and authorized by a special committee consisting of disinterested members of the Company’s Board of Directors.

The following information has not been adjusted to reflect the Prior Reverse Stock Split, which became effective on April 23, 2026.

Asset Sale to Related Party

On December 30, 2025, the Company entered into an Asset Purchase Agreement with Trea Grove, LLC (“Trea Grove”), an entity owned by Ira Goldfarb and Claudia Goldfarb, pursuant to which the Company sold a significant portion of the assets related to its freeze-dried snacks and candy business, including real property improvements, proprietary and intellectual property rights, transferable governmental licenses and permits, and other specified assets. Trea Grove also assumed certain specified liabilities. Total cash consideration for the transaction was $1,500,000, payable in installments through March 31, 2026, the first $900,000 of which was netted from Mr. Goldfarb’s settlement payment, the remaining $600,000 was recorded as a related party receivable.

Distribution Agreement with Related Party

On December 31, 2025, the Company entered into a Distribution Agreement with Trea Grove, pursuant to which Trea Grove was appointed the exclusive distributor of certain Company products, including fruits, snacks, and candy, through July 31, 2026, unless extended. Under the Distribution Agreement, Trea Grove became responsible for customer communications, order management, billing, collections, shipping, logistics, and fulfillment. Trea Grove agreed to remit to the Company ten percent (10%) of gross receipts from product sales. The agreement provided Trea Grove with a limited license to use the Company’s trademarks for distribution and marketing purposes.

Based on the terms of this exclusive Distribution Agreement, the Company determined that under the agreement it acts as an agent for purposes of revenue recognition under ASC 606, as the Company does not control the underlying products prior to transfer to end customers, does not have primary responsibility for fulfillment, and does not bear inventory or credit risk. Accordingly, the Company recognized revenue on a net basis equal to the commission to which it was entitled.

Private Placement of Preferred Stock

On December 31, 2025, the Company entered into a Securities Purchase Agreement with David Lazar pursuant to which the Company agreed to issue and sell, in a private placement, shares of Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock (the “Preferred Stock”) in two closings for aggregate gross proceeds of $6,000,000. The first closing occurred on December 31, 2025 for gross proceeds of $3,000,000. Mr. Lazar was appointed Chief Executive Officer and Chairman of the Board in connection with the transaction.

Convertible Notes Held by Related Parties Amended

During 2025, Claudia Goldfarb and Ira Goldfarb (the “Goldfarbs”) held Convertible Notes (as defined below) issued by the Company. In connection with the Securities Purchase Agreement executed on December 31, 2025, the Company and the Ira and Claudia Goldfarb agreed to amend the conversion terms of the notes to provide for a conversion price of $0.35 per share, replacing prior conversion price ranges of approximately $0.62 to $0.63 per share.

An aggregate principal amount of $1,404,914 of notes held by the Ira and Claudia Goldfarb will remain outstanding as a backstop for the Company’s operations (the “Backstop Loan”). The Backstop Loan remains a bona fide debt obligation of the Company and is not reduced or otherwise affected by operating losses, restructuring costs, or transaction expenses. On April 15, 2026, the Company and Ira and Claudia Goldfarb are required to determine, in good faith, what portion of the outstanding balance, if any, will be repaid in cash and what portion, if any, will convert into shares of common stock at the agreed conversion price of $0.35 per share.

On February 12, 2026, Ira and Claudia Goldfarb exercised the option to convert $289,483 of the outstanding Convertible Notes to 827,095 shares.

Use of Proceeds to Pay Related Party Debt and Settlement with an Officer

A portion of the net proceeds from the preferred stock issuance was used to repay $943,868 of principal and $70,365 in interest outstanding under notes payable to Lyle Berman, a related party.

On December 31, 2025, the Company entered into a settlement agreement and mutual release with Ira Goldfarb, the Company’s former Executive Chairman, pursuant to which Mr. Goldfarb was entitled to receive a cash settlement payment of $1,250,000, less applicable taxes and withholdings, upon the Company’s stockholder meeting, in exchange for waiving his contractual severance rights. Of this amount, $900,000 was retained by the Company and applied as Mr. Goldfarb’s down payment toward the purchase price of the manufacturing assets acquired by Trea Grove, LLC, an entity owned by Mr. Goldfarb. Mr. Goldfarb received the remaining $350,000.

Settlement Agreements with Directors

On December 31, 2025, the Company entered into settlement agreements and mutual releases with Joe Mueller and Chris Ludeman, former members of the Board of Directors.

Voting Agreements

On December 31, 2025, the Company entered into voting agreements with Ira Goldfarb, Claudia Goldfarb, and Lyle Berman, pursuant to which such parties agreed, for a two-year period, to vote their shares in favor of proposals recommended by the Company’s Board of Directors.

Related Party Debt Exchange

On April 28, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with Lyle Berman, Claudia Goldfarb and Ira Goldfarb, as holders of the Company’s outstanding promissory notes (the “Outstanding Notes”) with an aggregate principal amount of $2,500,000, maturing August 23, 2025 at an interest rates of 8%. Pursuant to the Exchange Agreement, holders exchanged their Outstanding Notes for new senior convertible promissory notes (the “Convertible Notes”) in an amount equal to $2,563,890, the aggregate principal amount of the Outstanding Notes, plus accrued and unpaid interest thereunder. In addition, the Company issued Convertible Notes of $239,928 at an interest rate of 6%, for the repayment of the Notes which matured on April 8, 2025. The combined $2,803,818 of Convertible Notes have a maturity date of April 30, 2030 and will pay interest semiannually in arrears on May 1 and November 1 beginning on November 1, 2025. At the Company’s election, interest payable on an interest payment date may be added to the principal amount of the Convertible Notes on the applicable interest payment date and will no longer be owed to holders of the Convertible Notes. The Convertible Notes are convertible at the election of the holders, in whole or in part, into shares of common stock based on a price per share equal to the average closing price of such common stock for the five trading days immediately prior to the execution of and entry into the Convertible Notes, with such conversion prices ranging from $0.62 to $0.63. The Convertible Notes are senior in right of payment to all existing and future debt obligations of the Company and will be secured by all existing and future assets of the Company. The Convertible Notes are redeemable by the Company at any time upon ten days’ notice and at the option the holders for the principal amount thereof plus interest, beginning on January 1, 2025. The entry into the Exchange Agreement, and the transactions contemplated therein, including entering into the Convertible Notes, was approved unanimously by the disinterested members of the Company’s board of directors, as well as the disinterested members of the Company’s audit committee, pursuant to the Company’s related party transaction policy.

On December 31, 2025, as part of the Securities Purchase Agreement, Ira and Claudia Goldfarb’s Convertible Notes were amended to change the conversion price to $0.35 per share, and Mr. Berman was repaid $943,868 of principal and $70,365 in interest outstanding related to his Convertible Notes. Ira and Claudia Goldfarb converted 827,095 shares at a price of $0.35 per share on February 12, 2026.

Compensation

On January 15, 2026, the Company issued 138,888 shares of common stock to each of Lyle Berman and Ira Goldfarb for annual Director services to be rendered. The aggregate fair value of the common stock was $222,221, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

On August 1, 2025, the Company issued an aggregate 64,614 shares of common stock to Jeffery Rubin for annual Director services to be rendered. The aggregate fair value of the common stock was $57,471, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

On June 5, 2025, the Board of Directors unanimously approved a revision to the annual compensation of Claudia Goldfarb, the Company’s former Chief Executive Officer and a director and current Chief Operating Officer, and Ira Goldfarb, the Company’s former Executive Chairman, whereby Ms. Goldfarb and Mr. Goldfarb would receive approximately 28% and 32%, respectively, of their annual cash salary in shares of the Company’s common stock under the Sow Good 2024 Stock Incentive Plan in lieu of cash payments. The number of shares issued in each case was calculated with a stock price equal to the most recent closing price of the Company’s common stock, on June 4, 2025. Ms. Goldfarb received 167,362 shares valued at $128,868.65. Mr. Goldfarb received 259,070 shares valued at $199,637.89.

On March 31, 2025, the Board of Directors unanimously approved a revision to the annual compensation of Claudia Goldfarb, the Company’s former Chief Executive Officer and a director and current Chief Operating Officer, and Ira Goldfarb, the Company’s former Executive Chairman, whereby Ms. Goldfarb and Mr. Goldfarb would receive approximately 28% and 32%, respectively, of their annual cash salary in shares of the Company’s common stock under the Sow Good 2024 Stock Incentive Plan in lieu of cash payments. The number of shares issued in each case was calculated with a stock price equal to the most recent closing price of the Company’s common stock, on March 31, 2025. Ms. Goldfarb received 158,416 shares valued at $160,000. Mr. Goldfarb received 198,202 shares valued at $200,000.20.

On February 6, 2025, the Company issued an aggregate 82,436 shares of common stock amongst its four non-employee Directors and two advisory Directors for annual services to be rendered. The aggregate fair value of the common stock was $230,000, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

On February 9, 2024, the Company issued an aggregate 23,534 shares of common stock amongst its five non-employee Directors and three advisory Directors for annual services to be rendered. The aggregate fair value of the common stock was $519,280, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

On January 11, 2024, the Company issued an aggregate 7,060 shares of common stock amongst its five non-employee Directors for annual services to be rendered. The aggregate fair value of the common stock was $56,480, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

Common Stock Sold for Cash

On March 28, 2024, the Company raised $3,738,000 of capital from the sale of 515,597 newly issued shares of common stock at a share price of $7.25 in a private placement exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The stock sales included purchases by the following related parties:

	Shares	Amount
Ira and Claudia Goldfarb, former Executive Chairman and Chief Operating Officer, respectively	17,242	$125,000
Lyle A. Berman Revocable Trust, former Director	68,966	500,000
Bradley Berman, former Director	30,000	217,500
Edward Shensky, former Director	13,794	100,000
Brendon Fischer, former Chief Financial Officer	8,000	58,000
Cesar J. Gutierrez	10,345	75,000
Alexandria Gutierrez	3,449	25,000
Ava Gutierrez	3,449	25,000
Brett Goldfarb	3,449	25,000
	158,694	$1,150,500

Counsel Fees

The brother of one of our directors, Binyomin Posen, is a partner of Garfinkle Biderman LLP, our outside legal counsel in 2026. Aggregate fees accrued by Garfinkle Biderman LLP for the nine months ended September 30, 2026 were approximately $160,000.

EQUITY COMPENSATION PLAN INFORMATION

Effective February 15, 2024, the 2024 Plan was approved by the Board and certain stockholders holding a majority of the aggregate issued and outstanding shares of the Company’s voting stock, who took action by written consent to approve the 2024 Plan. The initial aggregate number of shares of the Company’s common stock available for issuance under the 2024 Plan was equal to 3,000,000 shares of common stock including the number of reserved shares not issued or subject to outstanding grants under each of the prior incentive plans as of the effective date.

Effective December 5, 2019, the 2020 Plan was approved by our Board. Amongst other things, the 2020 Plan authorized a total of 320,000 shares of our common stock. Subsequently, on October 1, 2020, January 4, 2021 and again on March 19, 2021, the Board approved an increase in the number of shares of common stock reserved under the 2020 Plan, from 320,000 shares to a total of 814,150 shares. On December 15, 2023, our Board approved an amendment to the 2020 Plan to effect an increase in the number of shares that remain available for issuance under the 2020 Plan by an additional 2,150,000 shares up to an aggregate of 2,964,150 shares available for issuance under the 2020 Plan.

For the fiscal year ended December 31, 2025, we issued 113,469 stock options pursuant to the 2024 Plan. There were 66,052 options forfeited pursuant to the 2024 Plan during the year ended December 31, 2025. For the fiscal year ended December 31, 2024, we issued 96,861 stock options pursuant to the 2024 Plan. There were 8,000 options forfeited pursuant to the 2024 Plan during the year ended December 31, 2024, respectively. The following table sets forth certain information regarding our 2024 Plan as of December 31, 2025. As the information is as of December 31, 2025, it has not been adjusted for the Prior Reverse Stock Split:

Number of securities to be issued upon exercise of outstanding stock options	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under the 2024 Plan
47,417	7.33	2,952,583

For the fiscal years ended December 31, 2025 and 2024, we issued 0 and 21,250 stock options pursuant to the 2020 Plan. There were 1,371,640 and 145,467 options cancelled or forfeited pursuant to the 2020 Plan during the years ended December 31, 2025 and 2024, respectively. The following table sets forth certain information regarding our 2020 Plan as of December 31, 2025. As the information is as of December 31, 2025, it has not been adjusted for the Prior Reverse Stock Split:

Number of securities to be issued upon exercise of outstanding stock options	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under the 2020 Plan
1,121,957	21.00	1,842,193

Effective December 12, 2016, the 2016 Plan was approved by our Board. Amongst other things, the 2016 Plan authorized a total of 12,712 shares of our common stock. For the fiscal years ended December 31, 2025 and 2024, we issued no stock options pursuant to the 2016 Plan. There were no options cancelled or forfeited pursuant to the 2016 Plan during the years ended December 31, 2025 and 2024. The following table sets forth certain information regarding our 2016 Plan as of December 31, 2025. As the information is as of December 31, 2025, it has not been adjusted for the Prior Reverse Stock Split:

Number of securities to be issued upon exercise of outstanding stock options	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under the 2016 Plan
1,333	12.75	11,379

On February 12, 2026, a majority of the Company’s stockholders approved an increase of 7,000,000 additional shares available under the 2024 Plan, which became effective on or about March 26, 2026.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. Once a shareholder has consented or receives notice from his or her broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. The Company has adopted householding as a policy.

The Company will deliver promptly upon written or oral request a separate copy of the 2025 Annual Report and this Proxy Statement to any stockholder at a shared address to which a single copy of either of these documents was delivered. To receive a separate copy of the 2025 Annual Report or this Proxy Statement, please contact: Sow Good Inc., 433 Broadway, Unit 216, New York, NY 10013. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent, or you are a stockholder and are eligible for householding and would like to participate in householding, please contact: Sow Good Inc., 433 Broadway, Unit 216, New York, NY 10013 or call (908) 693-9488.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, https://sowgoodinc.com/investors, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter and Corporate Governance Guidelines are also available at our website (https://sowgoodinc.com/investors#governance). If we make any amendments to our Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, to the Company by writing to the address appearing in this Proxy Statement, by calling (908) 693-9488.

Stockholder Proposals for 2027 Annual Meeting of Stockholders

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any proposal of a stockholder intended to be included in our proxy statement for the 2027 Annual Meeting must be received by us no later than [July 23], 2027, unless the date of our 2027 Annual Meeting of Stockholders is more than 30 days before or after [December 17], 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2027 Annual Meeting not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present such a nomination or proposal for consideration at an Annual Meeting, he or she must deliver written notice of the proposal to our Corporate Secretary not more than one hundred twenty days nor less than ninety days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders. For our 2027 Annual Meeting, this notice must be received no earlier than [July 23], 2027, and no later than [August 22], 2027, unless the date of our 2027 Annual Meeting of the Stockholders is more than 30 days before or after [December 17], 2027, in which case notice by the stockholder must be received by the Company not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which public announcement of the date of such meeting is first made.

In order for stockholders to give timely notice of director nominations at our 2027 Annual Meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadline as disclosed above under the advance notice procedures set forth in our Bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

You should also review our Bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. All nominations and proposals should be sent to our corporate office and directed to our Corporate Secretary, Sow Good Inc., 433 Broadway, Unit 216 NY, NY 10013.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SOW GOOD INC.

The undersigned, for purposes of amending the Certificate of Incorporation, as amended of Sow Good Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on February 15, 2024 under the name of the Corporation, and subsequently amended by the Certificates of Amendment to Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 30, 2026, April 17, 2026, and August 10, 2026 (as amended, the “Certificate of Incorporation”).

SECOND: Article IV of the Certificate of Incorporation is hereby further amended to add the following as paragraph E:

“E. Stock Split. Effective immediately upon the effectiveness of the Certificate of Amendment adding this paragraph to Article IV of this Certificate of Incorporation (the “Effective Time”), each two (2) to ninety-nine (99) shares of Common Stock that are issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, with the exact ratio within such range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares immediately prior to the Effective Time (the “Old Certificate”) is surrendered to the Corporation. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the reclassification and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors. Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified and combined, subject to the elimination of fractional share interests as described above, until such time as such Old Certificate has been surrendered to the Corporation.”

THIRD: On [●], the Board of Directors of the Corporation determined that each [●] shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, pursuant to the amendment set forth in this Certificate of Amendment.

FOURTH: The foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: Except as herein amended, the Certificate of Incorporation, as amended, shall remain in full force and effect.

SIXTH: This Certificate of Amendment, and the amendment to the Certificate of Incorporation contained herein, shall be effective at 5:00 p.m., Eastern Time, on [●].

APPENDIX A-1

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on this [●] day of [●].

SOW GOOD INC.

Yisroel Goldberg
Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer

APPENDIX A-2

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T05033 - P59258 2. Ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval on a non - binding, advisory basis, of the compensation paid to our named executive officers as reported in the Proxy Statement. 4. Approval of an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1 - for - 2 and not more than 1 - for - 99, with the exact ratio to be set at a number within this range as determined by the Board of Directors in its sole discretion without further approval or authorization of stockholders. For Against Abstain SOW Good Inc. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: SOW GOOD INC. 433 BROADWAY, UNIT 216 NEW YORK, NY 10013 NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors. Withhold For Nominees: ! ! 1a. Yisroel Goldberg ! ! 1b. Binyomin Posen ! ! 1c. Joseph Labkowski ! ! 1d. Jack Wortzman ! ! 1e. David Natan ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p. m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SOWG2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p. m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10 - K are available at www.proxyvote.com. T05034 - P59258 SOW Good Inc. ANNUAL MEETING OF STOCKHOLDERS December 17, 2026 10:00 am ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Yisroel Goldberg and David Natan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SOW Good Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10 : 00 am ET, on December 17, 2026, Virtually at www. virtualshareholdermeeting. com/SOWG 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein and in the proxies’ discretion on any other matters coming before the annual meeting or any adjournment or postponement thereof. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In the event that any of the nominees named herein becomes unable to serve, or for good cause will not serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side